                                                                  EXHIBIT 99.g10

INVESTMENT COMPANY ACKNOWLEDGEMENT

The following  applies if Client is registered under the Investment  Company Act of 1940 as a Mutual Fund or Investment Trust and Client wishes to deposit margin funds directly with Merrill Lynch:

a)       Merrill Lynch shall comply with the segregation requirements of section
         4d(2) of the  Commodity  Exchange  Act [7 U.S.C.  6d(2)]  and the rules thereunder [17 C.F.R. Chapter 1], or, if applicable, the secured amount requirements  of rule 30.7 under the Commodity  Exchange Act [17 C.F.R.
         30.7];

b)       Merrill  Lynch,  as  appropriate  to  Client's   transactions   and  in
         accordance with the Commodity  Exchange Act [7 U.S.C. 1 through 25] and the rules and regulations thereunder (including 17 C.F.R. Part 30), may place and maintain Client's assets to effect Client's transactions with another Futures Commission Merchant, a Clearing Organization, a U.S. or
         Foreign Bank, or a member of a foreign board of trade, and shall obtain an  acknowledgement,  as required  under rules 1.20(a) or 30.7(c) under
         the  Commodity  Exchange  Act  [17  C.F.R.  1.20(a)  or  30.7(c)],   as
         applicable,  that such  assets  are held on behalf of  Merrill  Lynch's clients in accordance  with the  provisions  of the Commodity  Exchange
         Act; and

c)       Merrill Lynch shall promptly furnish copies of or extracts from Merrill
         Lynch's records or such other information pertaining to Client's assets as the  Securities  and Exchange  Commission  through its  employees or agents may request.

d)       Merrill Lynch agrees to return to Client any excess variation margin in
         Client's  Account  when  such  excess  variation  margin  is above a de minimis amount.  Such excess  variation margin shall be returned on the next business day following  Merrill Lynch's receipt of the amount from the clearing organization or counterparty.

If Client is  registered  under the  Investment  Company Act of 1940 as a Mutual
Fund or  Investment  Trust and will be  depositing  margin funds  directly  with
Merrill Lynch, kindly acknowledge  Client's receipt of, and agreement with, this notice  by having an  authorized  representative  of  Client  (and  Advisor,  if applicable) sign in the space below.

ACKNOWLEDGED AND ACCEPTED:

CLIENT: AMERICAN CENTURY INVESTMENT TRUST ON BEHALF OF NT DIVERSIFIED BOND FUND
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By:      /s/ Ward D. Stauffer                        April 20, 2006
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         Signature                               Date

         Ward D. Stauffer                            Secretary
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         Print Name                              Title

ADVISOR (IF APPLICABLE)   AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.
                        --------------------------------------------------------

By:      /s/ Ward D. Stauffer                        April 20, 2006
         -------------------------------         -------------------------------
         Signature                               Date

         Ward D. Stauffer                            Secretary
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         Print Name                              Title